Exhibit 10.29

Long-term Incentive Program

The Committee of Independent Directors (as to the Chief Executive Officer) and the Executive Compensation Committee (as to the other executive officers) of the Board of Directors have also approved long-term incentive awards for the executive officers for the 2005-2007 cycle of the Corporation’s 1997 Incentive Program, awarding performance-based restricted shares to the executive officers on January 5, 2005 as follows:

Officer	Title	Long-term Incentive Award
Thomas H. Johnson	Chairman & Chief Executive Officer and Director	45,000 shares

Andrew J. Kohut	President	20,000 shares

Neil Rylance (3)	Executive Vice President - European Packaging	16,000 shares

J.P. Causey Jr.	Executive Vice President, Secretary & General Counsel	10,500 shares

Joel K. Mostrom (3)	Senior Vice President & Chief Financial Officer	10,000 shares

The restricted shares for the 2005-2007 cycle, or portions thereof, will vest at the end of the cycle if specific cash generation and earnings per share growth targets are achieved.

In lieu of participation in the 2005-2007 cycle of the 1997 Incentive Program, the Executive Compensation Committee approved for Mr. Gilchrist a special 2005 cash incentive with a target award of 94,000 pounds Sterling based on growth of earnings per share, achievement of a target performance based on earnings before interest, taxes, depreciation and amortization less capital expense margin and his achievement of individual goals.

Fiscal 2005 Compensation

Effective as of January 1, 2005, the Committee of Independent Directors (as to the Chief Executive Officer) and the Executive Compensation Committee (as to the other executive officers) of the Board of Directors have also approved annual base salaries for the Corporation’s executive officers as follows:

Officer	Title	Compensation
Thomas H. Johnson	Chairman & Chief Executive Officer and Director	$700,000

Andrew J. Kohut	President	$366,500 $420,000 (2)

Keith Gilchrist	Executive Vice President and Chief Operating Officer and Director	$527,094 (1)

Neil Rylance (3)	Executive Vice President - European Packaging	$354,540 (1) $399,000 (1)(2)

J.P. Causey Jr.	Executive Vice President, Secretary & General Counsel	$270,000

Joel K. Mostrom (3)	Senior Vice President & Chief Financial Officer	$255,200 $275,000 (2)

(1)	- To be paid in pounds Sterling

(2)	- Effective July 1, 2005

(3)	- Messrs. Rylance and Mostrom were elected executive officers of the Corporation effective January 5, 2005